CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of the current report on Form 8-K of Veterinary Centers of America, Inc. dated July 3, 1996:

        Company              Date of Report      Page Reference
       ---------             --------------      --------------

The Pet Practice, Inc.       March 22, 1996           F-21

Professional Veterinary      March 29, 1995           F-36
Hospitals of America, Inc.

     We also consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 12, 1995, relating to the financial statements of Pets' Rx, Inc., which appears in the amended Current Report on Form 8-K/A of Veterinary Centers of America, Inc. dated July 16, 1996.

     /s/ Price Waterhouse LLP
     PRICE WATERHOUSE LLP
     Philadelphia, PA
     December 30, 1996

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